Altschuler, Melvoin and Glasser LLP
Certified Public Accountants and Consultants





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the DT Industries, Inc. Registration Statement on Form S-3 (No. _____) of our report dated August 20, 1996, related to the consolidated financial statements of Mid-West Automation Enterprises, Inc. as of May 26, 1996 and May 28, 1995 and for each of the three fiscal years in the period ended May 26, 1996, which appears on page 3 of the DT Industries, Inc. Current Report on Form 8-K/A dated August 5,1996. Such Current Report on Form 8-K/A is incorporated by reference in the Prospectus constituting part of the DT Industries, Inc. Registration Statement on Form S-3 (No. _____). We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Altschuler, Melvoin and Glasser LLP



Chicago, Illinois
October 24, 1996








30 South Wacker Drive, Suite 2600, Chicago, Illinois 60606-7494
312.207.2800  Fax 312.207.2954   http://www.amgnet.com

Associated Worldwide With Summit International Associates, Inc.